Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 29, 2025 relating to the financial statements, which appears in 5E Advanced Materials, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-292988) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 29, 2026